EXHIBIT 4.7
SCHEDULE OF EMPLOYEES RECEIVING STOCK OPTION GRANTS
NEW YORK BAGEL ENTERPRISES, INC.
1997 GRANTS

        INCENTIVE STOCK OPTIONS

        Date                                            Shares    Strike        1997       1997
        Granted              Director/Employee         Granted    Price      (Forfeits)  (Cancels)
        -------              -----------------         -------    ------     ----------  ---------
   1    January 1, 1997      Mathias Anderson            1,000    $6.125       (1000)
   2    January 1, 1997      Jeri Journeycake              500    $6.125                    (500)
   3    January 1, 1997      Kenny Dove                  1,000    $6.125                   (1000)
   4    January 1, 1997      Libby Demers                1,000    $6.125       (1000)
   5    January 1, 1997      Bill Kraphol                1,000    $6.125                   (1000)
   6    January 1, 1997      Aaron Wedel                 1,000    $6.125       (1000)
   7    January 1, 1997      Jody Kaase                  1,000    $6.125       (1000)
   8    January 1, 1997      Kely Popko                  1,000    $6.125                   (1000)
   9    January 1, 1997      Theresa Morgan              1,000    $6.125                   (1000)
   10   January 1, 1997      Jim Crownover               1,000    $6.125       (1000)
   11   January 1, 1997      Larry Massingill            1,000    $6.125       (1000)
   12   January 1, 1997      Melissa Cole                1,000    $6.125                   (1000)
   13   January 1, 1997      Jeff Thorton                1,000    $6.125       (1000)
   14   January 1, 1997      Paul Deshaine               1,000    $6.125                   (1000)
   15   January 1, 1997      Tracy Percifield            1,000    $6.125                   (1000)
   16   January 1, 1997      Barbara Hamill              1,000    $6.125                   (1000)
                                                      --------              ---------------------
                                                        15,500                (7,000)     (8,500)
                                                      --------              ---------------------

   17   March 3, 1997        Paul Murphy                 6,000    $4.310
   18   March 3, 1997        Chris Cohea                 6,000    $4.310
   19   March 3, 1997        Andrew Lee                  6,000    $4.310
   20   March 3, 1997        Kyle Shipley                6,000    $4.310
                                                      --------
                                                        24,000
                                                      --------

   21   July 1, 1997         Derrick Brummett            1,000    $4.190
   22   July 1, 1997         Stephanie Baker             1,000    $4.190
   23   July 1, 1997         Barbara Spillane            1,000    $4.190
   24   July 1, 1997         Donna Padgham               1,000    $4.190
   25   July 1, 1997         Mona Borland                1,000    $4.190
   26   July 1, 1997         Jason Young                 1,000    $4.190
   27   July 1, 1997         Todd Bacon                  2,500    $4.190
   28   July 1, 1997         Erin Welenka                1,000    $4.190
   29   July 1, 1997         Brian Bush                  2,500    $4.190
   30   July 1, 1997         Jon Phelps                  1,000    $4.190
   31   July 1, 1997         Justin Fransung             1,000    $4.190
   32   July 1, 1997         Dave Hedrick                1,000    $4.190
   33   July 1, 1997         Katherine Cook              1,000    $4.190
   34   July 1, 1997         Billy Seamster                500    $4.190
   35   July 1, 1997         Micah Forque                  500    $4.190
   36   July 1, 1997         Laura Hilderbrand           1,000    $4.190


EXHIBIT 4.7
SCHEDULE OF EMPLOYEES RECEIVING STOCK OPTION GRANTS
NEW YORK BAGEL ENTERPRISES, INC.
1997 GRANTS

        INCENTIVE STOCK OPTIONS

   37   July 1, 1997         Emily Anderson              1,000    $4.190
   38   July 1, 1997         Celeste Ramirez               500    $4.190
   39   July 1, 1997         Will Griggs                 1,000    $4.190
   40   July 1, 1997         Lisa Page                   1,500    $4.190
   41   July 1, 1997         Mike Shields                2,000    $4.190
   42   July 1, 1997         Oberlin Fonsecca            1,000    $4.190
   43   July 1, 1997         Alan Bounds                 1,000    $4.190
   44   July 1, 1997         Stephanie Barnes            1,000    $4.190
                                                      --------
                                                        27,000
                                                      --------

   45   October 6, 1997      Robert Geresi              20,000    $6.050*
   46   October 6, 1997      Paul Hoover                20,000    $5.500*
   47   October 6, 1997      Paul Sorrentino            20,000    $6.050*
   48   October 6, 1997      Vince Vrana                20,000    $6.050*
   49   October 6, 1997      Joe Trizza                 20,000    $5.500*
   50   October 6, 1997      Bob Young                  12,500    $5.500*
   51   October 6, 1997      Mark Scholler              10,000    $5.500*
   52   October 6, 1997      Scott White                 5,000    $5.500*
   53   October 6, 1997      Chris Moorman               5,000    $5.500*
   54   October 6, 1997      John Wallace                5,000    $5.500*
   55   October 6, 1997      Suzi Lindsey                5,000    $5.500*
   56   October 6, 1997      Dave McLenand               2,500    $5.500*
   57   October 6, 1997      Ray Yarrol                  2,500    $5.500*
   58   October 6, 1997      Celeste Little              2,500    $5.500*
   59   October 6, 1997      Michael Longacre            2,500    $5.500*
   60   October 6, 1997      Mark Tuller                 2,500    $5.500*
   61   October 6, 1997      Andy Stafford               2,500    $5.500*
   62   October 6, 1997      Cindy Unruh                 2,500    $5.500*
   63   October 6, 1997      Brain Bush                  2,500    $5.500*
   64   October 6, 1997      Pat Laughlin                2,500    $5.500*
   65   October 6, 1997      Kenny Adams                 2,500    $5.500*
   66   October 6, 1997      Craig Wallace               1,000    $5.500*
   67   October 6, 1997      Kamicha Darby               1,000    $5.500*
   68   October 6, 1997      Tracy Lusher                1,000    $5.500*
   69   October 6, 1997      Mark Little                 1,000    $5.500*
   70   October 6, 1997      Robert Maldanado            1,000    $5.500*
   71   October 6, 1997      Rhonda Edwards              1,000    $5.500*
   72   October 6, 1997      Mark White                  1,000    $5.500*
   73   October 6, 1997      Ethel Ruggles               1,000    $5.500*
   74   October 6, 1997      Michael Harmon              1,000    $5.500*
   75   October 6, 1997      Nina Tunnison               1,000    $5.500*
   76   October 6, 1997      Victor Gates                  500    $5.500*
   77   October 6, 1997      Jay Gates                     500    $5.500*
   78   October 6, 1997      Lisa Page                     500    $5.500*


EXHIBIT 4.7
SCHEDULE OF EMPLOYEES RECEIVING STOCK OPTION GRANTS
NEW YORK BAGEL ENTERPRISES, INC.
1997 GRANTS

        INCENTIVE STOCK OPTIONS

   79   October 6, 1997      Steve Frazier               2,500    $5.500*
   80   October 6, 1997      Jon Cramer                 20,000    $5.500*
   81   October 6, 1997      Jeri Journeycake              500    $5.500*
   82   October 6, 1997      Kenny Dove                  1,000    $5.500*
   83   October 6, 1997      Bill Kraphol                1,000    $5.500*
   84   October 6, 1997      Kely Popko                  1,000    $5.500*
   85   October 6, 1997      Theresa Morgan              1,000    $5.500*
   86   October 6, 1997      Melissa Cole                1,000    $5.500*
   87   October 6, 1997      Paul Deshaine               1,000    $5.500*
   88   October 6, 1997      Tracy Percifield            1,000    $5.500*
   89   October 6, 1997      Barbara Hamill              1,000    $5.500*
   90   October 6, 1997      Brent Durham                1,000    $5.500*
   91   October 6, 1997      Keith Durham                1,000    $5.500*
   92   October 6, 1997      Casey Williamson              500    $5.500*
   93   October 6, 1997      Kathryn Elliott               500    $5.500*
   94   October 6, 1997      Dana Brown                    500    $5.500*
   95   October 6, 1997      Julie Fulginite               500    $5.500*
   96   October 6, 1997      Alan Cops                     200    $5.500*
   97   October 6, 1997      Patty Hageman                 200    $5.500*
   98   October 6, 1997      Sara Carmen                   100    $5.500*
                                                      --------
                                                       214,500
                                                      --------
   99   October 6, 1997      Robert Geresi              20,000    $4.060
  100   October 6, 1997      Paul Hoover                10,000    $3.690
  101   October 6, 1997      Jon Cramer                 10,000    $3.690
  102   October 6, 1997      Paul Sorrentino            10,000    $4.060
  103   October 6, 1997      Mark Scholler              10,000    $3.690
  104   October 6, 1997      Vince Vrana                10,000    $4.060
  105   October 6, 1997      Steve Frazier              10,000    $3.690
  106   October 6, 1997      Joe Trizza                 10,000    $3.690
                                                      --------
                                                        90,000
                                                      --------
                                                                            ---------------------
GRAND TOTALS                                           371,000                (7,000)     (8,500)
                                                      --------              ---------------------

      * These issuances are a result of the Board of Directors meeting dated October 6, 1997 in which the Board repriced outstanding options by canceling and re-issuing on a one-for-one basis at an excercise price of $5.50 per share which is greater than 100% of the quoted close price of the stock of the corporation in The Wall Street Journal. In addition, such re-priced options are to vest as originally granted such that the new vesting periods shall be modified to give credit for the prior holding periods.